Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to us in this Registration Statement on Form N-1A of AllianceBernstein Retirement Strategies under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Registered Public Accounting Firm."





PricewaterhouseCoopers LLP

New York, New York
July 5, 2005